                                   EXHIBIT 4.1

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT

            FIRST AMENDMENT, dated as of March 3, 2005 (this "Amendment"), to the Credit Agreement, dated as of August 12, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Gartner, Inc. (the "Borrower"), the several banks and other financial institution or entities from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to the Credit Agreement;

            WHEREAS, the Borrower has entered into that certain Agreement and Plan of Merger, dated as of December 26, 2004 (the "Transaction Agreement") pursuant to which the Borrower will acquire the outstanding capital stock of the META Group, Inc. (the "META Group Transaction");

            WHEREAS, the Borrower intends to finance the META Group Transaction and the related fees and expenses from approximately $100,000,000 cash on hand and $67,000,000 from the Revolving Facility pursuant to the Credit Agreement;

            WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in the manner provided for herein; and

            WHEREAS, the Lenders are willing to agree to the requested amendments;

            NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            2. Amendment of Section 1.1 (Definitions).

            (a) Section 1.1 is hereby amended by deleting the definition of "Applicable Margin" and inserting the following:

            "Applicable Margin": for each Type of Loan or the Commitment Fee Rate, the rate per annum set forth under the relevant column heading below:

      Level       Consolidated    Applicable      Applicable    Commitment Fee
                 Leverage Ratio   Margin for      Margin for         Rate
                                  Eurodollar      ABR Loans
                                     Loans
        I        = 2.50 to 1.00      1.75%          0.75%           0.50%

       II        = 2.25 to 1.00      1.50%          0.50%           0.375%

       III       = 1.75 to 1.00      1.25%          0.25%           0.375%

       IV        = 1.25 to 1.00     1.125%          0.125%          0.30%

                   Less than
        V         1.25 to 1.00       1.00%          0.00%           0.25%

Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph; provided that until the first anniversary of the First Amendment Effective Date, the Applicable Margin shall be no lower than Level II (it being understood that Level I is the highest Level and Level V is the lowest Level). Each determination of the Consolidated Leverage Ratio pursuant hereto shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

            (b) The definition of "Consolidated EBITDA" is hereby amended by adding the following clauses at the end of subsection (i) in clause (e) of such definition:

            "(aa) $4,300,000 for the fiscal quarter ending September 30, 2004,
            (bb) $9,700,000 for the fiscal quarter ending December 31, 2004,
            (cc) $8,000,000 for the fiscal quarter ending March 31, 2005, and
            (dd) $6,400,000 for the fiscal quarter ending June 30, 2005 and/or the fiscal quarter ending September 30, 2005,"

            (c) The following definitions shall be added in the appropriate alphabetical order:

            "First Amendment": the Amendment to the Credit Agreement dated as of March 3, 2005.

            "First Amendment Effective Date": as defined in the First Amendment.

            "META Group Transaction": as defined in the First Amendment.

            "Transaction Agreement": as defined in the First Amendment.

            3. Amendment to Section 7.8 (Investments). Section 7.8(i) of the Credit Agreement is hereby amended by adding the following proviso at the end of such Section:

            "; and provided further that, with respect to the META Group Transaction, the sources and uses of funds for such transaction are consistent with the Sources and Uses Table set forth in Appendix A attached hereto"

            4. Amendment to Section 7 (Negative Covenants). Section 7 of the Credit Agreement is hereby amended by adding the following Section 7.17 at the end of such Section:

            "7.17 Amendments to Transaction Agreement. Amend, supplement, waive or otherwise modify the terms and conditions of the Transaction Agreement and all related documentation in any manner materially adverse to the Lenders unless the Required Lenders shall have consented to such amendment, supplement, waiver or modification."

            5. Representations and Warranties. On and as of the First Amendment Effective Date, the Borrower hereby confirms, reaffirms and restates the representations set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

            6. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions (the effective date of this Amendment, the "First Amendment Effective Date"):

            (a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders as of the date hereof.

            (b) The Administrative Agent shall have received counterparts of the Acknowledgement and Consent attached hereto, executed and delivered by an authorized officer of each Loan Party party thereto.

            (c) The Administrative Agent, the Lenders, J.P. Morgan Securities Inc. and counsel to the Administrative Agent and J.P. Morgan Securities Inc. shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the First Amendment Effective Date.

            (d) Each of the representations and warranties made by the Borrower in or pursuant to this Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date, as if made on and as of such date unless such representation relates solely to an earlier date, in which case such representation shall be true and correct as of such date.

            (e) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or after giving effect to any Revolving Extensions of Credit requested to be made on such date.

            7. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute and amendment of, or an indication of the Lenders' willingness to amend, any other provisions of the Credit Agreement or the same sections for any other date or purpose.

            8. Fees and Expenses. (a) The Borrower agrees to pay to the Administrative Agent, on behalf of itself and each of the Lenders party hereto, an amendment fee in an amount equal to 0.100% of each such Lender's aggregate Revolving Commitment and Term Loans outstanding.

            (b) The Borrower agrees to pay and reimburse each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to such Lender.

            9. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of the counterparts shall together constitute one and the same instrument.

            10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                    GARTNER, INC.


                                    By:  /s/ Lewis G. Schwartz
                                         --------------------------
                                         Name: Lewis G. Schwartz
                                         Title: Secretary

                                    JPMORGAN CHASE BANK, N.A.
                                    (formerly known as JPMorgan Chase Bank), as Administrative Agent and as a Lender


                                    By:  /s/ T. David Short
                                         -------------------------
                                         Name: T. David Short
                                         Title: Vice President

                                    FLEET NATIONAL BANK, N.A., as Co-Syndication
                                    Agent and as a Lender

                                    By:  /s/ William S. Rowe
                                         -------------------------------------
                                         Name: William S. Rowe
                                         Title: Principal

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    CITIZENS BANK OF MASSACHUSETTS, as
                                    Co-Syndication Agent and as a Lender

                                    By:  /s/ William M. Clossey
                                         -------------------------------------
                                         Name: William M. Clossey
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    COMERICA BANK, as Co-Syndication Agent and as a Lender

                                    By:  /s/ Stacey V. Judd
                                         ---------------------------------
                                         Name: Stacey V. Judd
                                         Title: Assistant Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    HSBC BANK USA, N.A., as Co-Syndication Agent and as a Lender

                                    By:  /s/ Patrick J. Boulin
                                         ---------------------------------
                                         Name: Patrick J. Boulin
                                         Title: Senior Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    LASALLE BANK NATIONAL ASSOCIATION, as Agent and as a Lender

                                    By:  /s/ Tricia Somoles
                                         --------------------------------
                                         Name: Tricia Somoles
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    SUNTRUST BANK, as a Lender

                                    By:  /s/ Robert W. Maddox
                                         ----------------------------------
                                         Name: Robert W. Maddox
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    THE BANK OF NOVA SCOTIA, as a Lender

                                    By:  /s/ Todd S Meller
                                         ----------------------------------
                                         Name: Todd S. Meller
                                         Title: Managing Director

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    SCOTIABANC INC., as a Lender

                                    By:  /s/ William E. Zarrett
                                         ----------------------------------
                                         Name: William E. Zarrett
                                         Title: Managing Director

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    CITIBANK F.S.B., as a Lender

                                    By:  /s/ Zachary Mayo
                                         ---------------------------------
                                         Name: Zachary Mayo
                                         Title: Senior Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    KEYBANK NATIONAL ASSOCIATION, as a Lender

                                    By:  /s/ Jeff Kalinowski
                                         ---------------------------------
                                         Name: Jeff Kalinowski
                                         Title: Senior Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    SUMITOMO MITSUI BANKING CORPORATION,
                                    as a Lender

                                    By:  /s/ Leo E. Pagarigan
                                         ---------------------------------
                                         Name: Leo E. Pagarigan
                                         Title: Senior Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    UFJ BANK LIMITED, as a Lender

                                    By:  /s/ Stephen C. Small
                                         ---------------------------------
                                         Name: Stephen C. Small
                                         Title: Senior Vice President & Area
                                         Manager

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    WACHOVIA BANK, N.A., as a Lender

                                    By:  /s/ Diane Bredehoft
                                         ---------------------------------
                                         Name: Diane Bredehoft
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    CREDIT SUISSE FIRST BOSTON acting through its Cayman Islands Branch, as a Lender

                                    By:  /s/ Alain Dauost
                                         ---------------------------------
                                         Name: Alain Daoust
                                         Title: Director

                                    By:  /s/ Peter Chauvin
                                         --------------------------------
                                         Name: Peter Chauvin
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    DEUTSCHE BANK AG, New York Branch, as
                                    a Lender

                                    By:  /s/ Susan L. LeFevre
                                         --------------------------------
                                         Name: Susan L. LeFevre
                                         Title: Director

                                    By:  /s/ Paul O'Leary
                                         --------------------------------
                                         Name: Paul O'Leary
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    GUARANTY BANK, as a Lender

                                    By:  /s/ Michael Ansolabehere
                                         --------------------------------
                                         Name: Michael Ansolabehere
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    MIZUHO CORPORATE BANK LIMITED, as a Lender

                                    By:  /s/ Bertram H. Tang
                                         --------------------------------
                                         Name: Bertram H. Tang
                                         Title: Senior Vice President & Team
                                         Leader

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    PEOPLE'S BANK, as a Lender

                                    By:  /s/ Francis J. McGinn
                                         --------------------------------
                                         Name: Francis J. McGinn
                                        Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                    WEBSTER BANK, NATIONAL ASSOCIATION, as a
                                    Lender

                                    By:  /s/ Hans Jung
                                         -------------------------------
                                         Name: Hans Jung
                                         Title: Vice President

      [SIGNATURE PAGE TO FIRST AMENDMENT TO GARTNER, INC. CREDIT AGREEMENT]

                                                                      Appendix A

                     APPROXIMATE SOURCES AND USES TABLE(1)

Sources:
                  Cash on Hand                             $100,000,000
                  Revolving Loans                          $ 67,000,000
                                                           ------------
                        Total Sources                      $167,000,000
                                                           ------------
Uses:
                  Purchase price                           $162,000,000
                  Payment of Fees and Expenses             $  5,000,000
                                                           ------------
                        Total Uses                         $167,000,000
                                                           ------------

--------------------------

(1) Subject to the terms of the Transaction Agreement and any change to sources or uses will be funded by cash on hand.

                           ACKNOWLEDGMENT AND CONSENT

            Each of the undersigned corporations as a guarantor under that certain Subsidiary Guarantee, dated as of August 12, 2004 (the "Guarantee"), made by each of such corporations in favor of the Lenders confirms and agrees that, after giving effect to the Amendment to which this Acknowledgment and Consent is attached, the Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and the Guarantee does, and shall continue to, secure the payment of all of the Obligations (as defined in the Guarantee) pursuant to the terms of the Guarantee. Capitalized terms not otherwise defined herein shall have the meanings assigned to them referred to in the Amendment to which this Acknowledgment and Consent is attached.

                                  DATAQUEST, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  THE WARNER GROUP


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  COMPUTER FINANCIAL CONSULTANTS, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  DECISION DRIVERS, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  G.G. CANADA, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  G.G. CREDIT, INC.

                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  G.G. GLOBAL HOLDINGS, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  G.G. WEST CORPORATION


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  GARTNER (CAMBRIDGE) HOLDINGS, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  GARTNER ENTERPRISES LTD.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  GARTNER FUND I, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  GARTNER FUND II, INC.


                                  By:__________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  GARTNER INVESTMENTS I, LLC


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  GARTNER INVESTMENTS II, LLC


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  GARTNER (KOREA), INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  GRIGGS-ANDERSON, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary


                                  PEOPLE3, INC.


                                  By:___________________________
                                     Name:  Lewis Schwartz
                                     Title:    Secretary

                                  THE RESEARCH BOARD, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  VISION EVENTS INTERNATIONAL, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary

                                  COMPUTER & COMMUNICATIONS
                                  INFORMATION GROUP, INC.


                                  By:___________________________
                                     Name: Lewis Schwartz
                                     Title:    Secretary